EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-60095, Form S-3 No. 333-63761, Form S-3 No. 333-87499, Form
S-3 No. 333-93685, Form S-8 No. 333-20507, Form S-3 No. 333-40945 and Form S-8
No. 333-40947) of Bally Total Fitness Holding Corporation and in the related Prospectuses of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                               ERNST & YOUNG LLP


Chicago, Illinois
March 24, 2000